      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997
                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            CARRIZO OIL & GAS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                   TEXAS                        14811 ST. MARY'S LANE, SUITE 148                 76-0415919
       (State or Other Jurisdiction of                   HOUSTON, TEXAS                       (I.R.S. Employer
      Incorporation or Organization)        (Address of Principal Executive Offices)         Identification No.)
                                                             77079
                                                           (Zip Code)

- --------------------------------------------------------------------------------

                   INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.
                            (Full title of the plan)

- --------------------------------------------------------------------------------
                                S.P. JOHNSON IV
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CARRIZO OIL & GAS, INC.
                        14811 ST. MARY'S LANE, SUITE 148
                             HOUSTON, TEXAS  77079
                    (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                             of Agent for Service:
                                 (281) 496-1352

                                    copy to:
                                 GENE J. OSHMAN
                             BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                    Proposed Maximum
            Title of                    Amount             Proposed Maximum        Aggregate Offering       Amount of
        Securities to be                to be             Offering Price Per            Price(1)          Registration
           Registered                 Registered               Share(1)                                        Fee
- ------------------------------------------------------------------------------------------------------------------------
 Common Stock (par value $0.01
    per share) . . . . . . . .        1,000,000                    $ 11.13                 $ 11,130,000      $3,373.00
========================================================================================================================

   (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price reported on the Nasdaq National Market on September 3, 1997.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"):

                 1. The Company's prospectus, dated August 6, 1997, as filed with the Commission pursuant to Rule 424(b) of the Securities Act; and

                 2. The description of the Company's common stock, par value $.01 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on July 31, 1997, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    EXPERTS

         The audited combined financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated by their report with respect thereto, and is incorporated by reference herein in reliance upon the authority of said firm as experts in giving such report.

         The letter reports of each of Ryder Scott Company Petroleum Engineers and Fairchild, Ancell & Wells, Inc. incorporated by reference herein and certain information with respect to the Company's oil and natural gas reserves derived therefrom have been incorporated by reference herein in reliance upon each of such firms as experts with respect to such matters.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Texas Business Corporation Act

         Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

         Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

Amended and Restated Bylaws and Indemnification Agreements

         The Company's Bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with each of its directors and certain of its officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee's receipt of such benefits.
These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined). In addition, the Company may purchase directors' and officers' liability insurance policies for its directors and officers in the future. The Bylaws and such agreements with directors and officers provide for indemnification for amounts (1) in respect of the deductibles for such insurance policies, (2) that exceed the liability limits of such insurance policies and (3) that are available, were available or which become available to the Company but which the officers or directors of the Company determine is inadvisable for the Company to purchase, given the cost involved of the Company. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements.

Incentive Plan

         In addition, Section 6 of the Company's Incentive Plan (the "Incentive Plan") provides that certain directors and officers administering the Incentive Plan shall not be liable for anything done or omitted to be done by him or her in connection with the performance of duties under the Incentive Plan, except for his or her own willful misconduct or as expressly provided by statute.

         The above discussion of the Company's Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, Incentive Plan and Article 2.02-1 of the Texas Business Corporation Act is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

  Exhibit
    No.                                                   Description
 --------                                                 -----------
    4.1*    --     Amended and Restated Articles of Incorporation of  the Company (incorporated herein  by reference  to  Exhibit  3.1 to the Company's Registration Statement on Form S-1
                   (Registration No. 333-29187)).

    4.2*    --     Amended and Restated Bylaws of the Company,  as amended by Amendment No. 1
                   (incorporated herein by reference to Exhibit 3.2 to the Company's Registration
                   Statement on Form 8-A (Registration No. 000-22915)).

    4.3*    --     Form of certificate representing Common Stock (incorporated herein by reference to
                   Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-
                   29187)).

    4.4*    --     Incentive Plan of Carrizo Oil & Gas, Inc. (incorporated herein by reference to Exhibit
                   10.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-
                   29187)).

    5       --     Opinion of Baker & Botts, L.L.P.

   23.1     --     Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

   23.2     --     Consent of Arthur Andersen LLP.

   23.3     --     Consent of Ryder Scott Company.

   23.4     --     Consent of Fairchild, Ancell & Wells, Inc.

   24       --     Powers of Attorney (included on the signature page of this Registration Statement).

__________________________

*        Incorporated herein by reference as indicated.


ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of September, 1997.

                                   CARRIZO OIL & GAS, INC.


                                   By:  /S/ S.P. JOHNSON IV
                                      ------------------------------------------
                                           S.P. Johnson IV
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below appoints S.P. Johnson IV and Frank A. Wojtek, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 8th day of September, 1997.

                         Signature                                                 Title
                         ---------                                                 -----
                   /S/ S.P. JOHNSON IV                       President, Chief Executive Officer and Director
 ---------------------------------------------------------       (Principal Executive Officer)
                       S.P. Johnson IV

                  /S/ FRANK A. WOJTEK                        Chief Financial Officer, Vice President,
 ---------------------------------------------------------   Secretary, Treasurer and Director (Principal
                      Frank A. Wojtek                        Financial Officer and Principal Accounting
                                                             Officer)

                 /S/ STEVEN A. WEBSTER                       Chairman of the Board
 ---------------------------------------------------------
                     Steven A. Webster

                /S/ DOUGLAS A.P. HAMILTON                    Director
 ---------------------------------------------------------
                    Douglas A.P Hamilton

                /S/ PAUL B. LOYD, JR.                        Director
 ---------------------------------------------------------
                    Paul B. Loyd, Jr.

                                 EXHIBIT INDEX

  Exhibit
    No.                                                   Description
 --------                                                 -----------
    4.1*    --     Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form  S-1
                   (Registration No. 333-29187)).

    4.2*    --     Amended and Restated Bylaws of the Company, as amended by Amendment No. 1
                   (incorporated herein by reference to Exhibit 3.2 to the Company's Registration
                   Statement on Form 8-A (Registration No. 000-22915)).

    4.3*    --     Form of certificate representing Common Stock (incorporated herein by reference to
                   Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-
                   29187)).

    4.4*    --     Incentive Plan of Carrizo Oil & Gas, Inc. (incorporated herein by reference to Exhibit
                   10.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-29187)).

    5       --     Opinion of Baker & Botts, L.L.P.

   23.1     --     Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

   23.2     --     Consent of Arthur Andersen LLP.

   23.3     --     Consent of Ryder Scott Company.

   23.4     --     Consent of Fairchild, Ancell & Wells, Inc.

   24       --     Powers of Attorney (included on the signature page of this Registration Statement).
- --------------------------------------

   *     Incorporated herein by reference as indicated.